SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. __)

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Global Income Fund, Inc.
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(Name of Registrant as Specified In Its Charter)
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Notes:

Global Income Fund, Inc.

January 18, 2012

Dear Shareholder:

Re: your “Abstain” vote on the Business Proposal to convert to a self storage REIT

In light of the enclosed Wall Street Journal article headlined “Storage REITs Enjoy a Boom” dated January 11, 2012, perhaps you would reconsider changing your initial vote to a “FOR” vote?

If you would like to change your “Abstain” vote to a “For” vote, please call us toll-free at 1-800-821-8780 ext. 7400 between 9:00 a.m. and 10:00 p.m. EST Monday through Friday.  At the time of the call please reference the TAG ID number listed below.

Thank you.

Sincerely,

Global Income Fund

TAGID: 0000123

11 Hanover Square, New York, NY 10005

Global Income Fund, Inc.

January 18, 2012

Dear Shareholder:

Re: your “Against” vote on the Business Proposal to convert to a self storage REIT

In light of the enclosed Wall Street Journal article headlined “Storage REITs Enjoy a Boom” dated January 11, 2012, perhaps you would reconsider changing your initial vote to a “FOR” vote?

If you would like to change your “Against” vote to a “For” vote, please call us toll-free at 1-800-821-8780 ext. 7400 between 9:00 a.m. and 10:00 p.m. EST Monday through Friday.  At the time of the call please reference the TAG ID number listed below.

Thank you.

Sincerely,

Global Income Fund

TAGID: 0000123

11 Hanover Square, New York, NY 10005